SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K/A
(Amendment No. 1)
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 333-159577

Date of Report: July 15, 2011

ARCIS RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	37-1563401
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

4320 Eagle Point Parkway, Suite A, Birmingham Alabama	35242
(Address of principal executive offices)	(Zip Code)

(205) 453-9650
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

AMENDMENT NO. 1

This amendment is being filed to include the financial statements of American Plant Services, LLC for the six month periods ended June 30, 2011 and 2010.

Item 1.01	Entry into a Material Definitive Agreement
Item 2.01	Completion of Acquisition of Assets
Item 2.03	Creation of a Direct Financial Obligation
Item 3.02	Unregistered Sale of Equity Securities

On July 15, 2011 the Registrant entered into an Amended and Restated Exchange Agreement, which replaced the Exchange Agreement dated February 7, 2011 previously reported in a Form 8-K filed on February 28, 2011.  The counterparties to the Amended and Restated Exchange Agreement (the “Agreement”) are (a) the members of American Plant Services, LLC, an Alabama limited liability company (“APS”), who are Kenneth A. Flatt, Jr., Deborah K. Flatt, Trevis Lyon and James E. Goins, and (b) the shareholders of Mobile Fluid Recovery, Inc., an Ohio corporation (“MFR”), who are, in addition to APS, Clifford Briggs and David Briggs.  Kenneth A. Flatt, Jr., Deborah K. Flatt and Trevis Lyon are the members of the Registrant’s Board of Directors.

Pursuant to the Agreement, on July 15, 2011 the Registrant acquired all of the membership interest in APS and all of the capital stock of MFR that is not owned by APS.  In exchange for those equity interests, the Registrant issued 8,800,000 shares of its common stock to the counterparties.  The Registrant also issued Notes due July 15, 2012 in the aggregate amount of $500,000 to Messrs. Flatt, Lyon and Goins.  The Notes bear interest at 11.25% per annum and are payable in advance of maturity out of the proceeds of any financing of four million dollars or more, or out of any net cash provided by operations.

At the same time, the Registrant issued an additional one million shares of common stock to Kenneth A. Flatt. Jr. and Deborah K. Flatt to compensate them for their personal guarantees of approximately $6.0 million in debt owed by APS.  To the extent that the guarantees are not released within 180 days after the closing date, the Registrant shall be obliged to issue up to one million additional shares of common stock to the Flatts, the number of shares being determined by the amount of unreleased guarantees on the 90th and 180th days after the closing date.

The Agreement imposed on the Registrant a further obligations, namely to provide sufficient additional compensation to Mr. Flatt to offset any expense that he may incur by reason of a promissory note in the amount of $4.0 million that he delivered to APS (the note bearing interest at 3.5% per annum, with two percent of principal payable every three years and the balance due in fifteen years).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers

Pursuant to the terms of the Agreement, Deborah K. Flatt resigned from her position as a member of the Registrant’s Board of Directors.  Subsequently, the Board elected Robert Di Marco to fill the vacancy on the Board of Directors.  Mr. Di Marco is the President of Arcis Energy, Inc., a subsidiary of the Registrant.  Information regarding Mr. Di Marco is available in our Annual Report on Form 10-K for the year ended December 31, 2010.

Further pursuant to the terms of the Agreement, the Executive Employment Agreements of Kenneth A. Flatt, Jr., Trevis Lyon and Robert Di Marco were amended and restated.  The terms of the agreements, as amended, follow:

Kenneth A. Flatt, Jr.  Mr. Flatt will be employed as CEO of the Registrant for a period of up to six months, until the Board of Directors appoints a replacement.  Mr. Flatt shall remain as CEO of APS for a term of three years, which shall renew automatically for one year terms unless either party gives prior notice of termination.  Mr. Flatt will receive a salary of $180,000 per year from the Registrant, commencing July 15, 2011, and shall also receive from APS compensation equal to the lesser of $120,000 or the net annual cash provided by the operations of APS and MFR.  If the Registrant obtains $10 million in proceeds from offerings of its securities or if the Registrant reports $2.5 million in net income for a period of four consecutive quarters, Mr. Flatt’s total salary from the Registrant and APS will increase to $420,000 per year, and will increase by 5% per annum thereafter.  The Company will also afford Mr. Flatt an automobile allowance of $1500 per month.  The Company has granted to Mr. Flatt options to purchase 500,000 shares of its common stock at $.30 per share, which will vest in tranches over the next 26 months or will vest entirely at the end of any fiscal year in which the Company records $100 million in revenue.  Upon termination of his employment by the Company, Mr. Flatt will be subject to a covenant of non-competition for one year.

           Trevis M. Lyon.  Mr. Lyon will be employed for a term of three years, which shall renew automatically for one year terms unless either party gives prior notice of termination.  For services as Chief Operations Officer of Arcis Resources, Mr. Lyon will receive a salary of $180,000 per year, commencing on July 15, 2011.  If the Registrant obtains $10 million in proceeds from offerings of its securities or if the Registrant reports $2.5 million in net income for a period of four consecutive quarters, Mr. Lyon’s total salary from Registrant will increase to $240,000 per year, and will increase by 5% per annum thereafter.  The Company will also afford Mr. Lyon an automobile allowance of $1500 per month.  The Company has granted to Mr. Lyon options to purchase 500,000 shares of its common stock at $.30 per share, and options to purchase 500,000 shares at $.50 per share.  The options will vest in tranches over the next 26 months or will vest entirely at the end of any fiscal year in which the Company records $100 million in revenue.  Upon termination of his employment by the Company, Mr. Lyon will be subject to a covenant of non-competition for one year.

Robert DiMarco.  Mr. DiMarco will be employed for a term of three years, which shall renew automatically for one year terms unless either party gives prior notice of termination.  For services as Chief Executive Officer of Arcis Energy, Mr. DiMarco will receive a salary of $180,000 per year, commencing July 15, 2011.  If the Company obtains $10 million in proceeds from offerings of its securities or if the Registrant reports $2.5 million in net income for a period of four consecutive quarters, Mr. DiMarco’s salary will increase to $500,000 per year.  The Company will also afford Mr. DiMarco an automobile allowance of $1500 per month.  The Company has granted to Mr. DiMarco options to purchase 500,000 shares of its common stock at $.30 per share, which will vest in tranches over the next 26 months or will vest entirely at the end of any fiscal year in which the Company records $100 million in revenue.  Upon termination of his employment by the Company, Mr. DiMarco will be subject to a covenant of non-competition for one year.

Item 5.03                Amendment to Bylaws

On July 15, 2011 the Board of Directors adopted the Amended and Restated Bylaws of Arcis Resources Corporation.  The amendments provide that no two offices in management may be held by members of the same family.  The amendments further provide that the Chairman of the Board will be the Chief Executive Officer of the Registrant and the President will be the Chief Operating Officer of the Registrant.

Item 9.01    Financial Statements and Exhibits
Financial Statements

Financial Statements of American Plant Services, LLC and Subsidiaries for the years ended December 31, 2010 and 2009 (audited) - filed herewith.

Financial Statements of American Plant Services, LLC and Subsidiaries for the six month periods ended June 30, 20110 and 2010 (unaudited) - filed herewith.

Exhibits

3-a	Amended and Restated Bylaws of Arcis Resources Corporation

10-a	Amended and Restated Exchange Agreement dated July 15, 2011 among Arcis Resources Corporation, the members of American Plant Services, LLC, and the shareholders of Mobile Fluid Recovery, Inc.

10-b	Amended and Restated Executive Employment Agreement, amended on July 15, 2011, between Arcis Resources Corporation and Kenneth A. Flatt, Jr.

10-c	Amended and Restated Executive Employment Agreement, amended on July 15, 2011, between Arcis Resources Corporation and Trevis Lyon.

10-d	Amended and Restated Executive Employment Agreement, amended on July 15, 2011, between Arcis Resources Corporation and Robert Di Marco.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated: July 15, 2011	Arcis Resources Corporation
By: Kenneth A. Flatt, Jr.
Kenneth A. Flatt, Jr. Chief Executive Officer

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY

TABLE OF CONTENTS

PAGE

FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2010 AND 2009

REPORT OF INDEPENDENT AUDITOR	F-1

BALANCE SHEETS	F-2-3

STATEMENTS OF OPERATIONS	F-4

STATEMENTS OF CHANGES IN OWNERS’ EQUITY	F-5

STATEMENTS OF CASH FLOWS	F-6-7

NOTES TO FINANCIAL STATEMENTS	F-8-21

SIX MONTHS ENDED JUNE 30, 2011 AND 2010

BALANCE SHEETS	F-22-23

STATEMENTS OF OPERATIONS	F-24

STATEMENTS OF CHANGES IN OWNERS' EQUITY	F-25

STATEMENTS OF CASH FLOW	F-26

NOTES TO FINANCIAL STATEMENTS	F-27-38

INDEPENDENT AUDITOR’S REPORT

To the Members and Stockholders
 of American Plant LLC and Subsidiary

We have audited the accompanying consolidated balance sheets of American Plant Services, LLC as of December 31, 2010 and 2009, and the related consolidated statements of operations, owners’ equity and cash flows for the years then ended.   American Plant Services, LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Plant Services LLC and Subsidiary as of December 31, 2010 and 2009, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company’s current liabilities exceed its current assets and received a waiver for the default of financial covenants related to certain debt obligations.  This raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plan in regard to these matters is also described in Note 1.  The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey
March 4, 2011

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
BALANCE SHEETS
DECEMBER 31, 2010 (CONSOLIDATED) AND 2009 (UNCONSOLIDATED)

ASSETS

	2010	2009
Current Assets
Cash	$17,094	$9,421
Accounts receivable, net of allowance for doubtful
accounts of $25,000 and $0 for 2010 and 2009	1,709,041	2,060,075
Prepaid expenses	6,277	-
Other current assets	-	793

Total current assets	1,732,412	2,070,289

Property and Equipment
Building	151,534	151,534
Land	38,000	38,000
Computer equipment	123,014	96,597
Furniture and fixtures	77,126	61,339
Machinery and equipment	10,295,550	10,173,435
Trucks and automobiles	1,406,238	1,198,832
	12,091,462	11,719,737
Less: Accumulated depreciation	(6,020,375)	(4,708,479)

Property and equipment, net	6,071,087	7,011,258

Other Assets
Loan costs, net of accumulated amortization of
$30,385 and $25,119 in 2010 and 2009,	34,453	39,719
Patents, net of accumulated amortization of
$3,762 in 2010	66,073	-
Other assets	4,985	14,102

Total other assets	105,511	53,821

TOTAL ASSETS	$7,909,010	$9,135,368

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
BALANCE SHEETS – CONTINUED
DECEMBER 31, 2010 (CONSOLIDATED) AND 2009 (UNCONSOLIDATED)

LIABILITIES AND OWNERS' EQUITY

	2010	2009
Current Liabilities
Accounts payable and accrued expenses	$880,779	$764,035
Note payable	1,350,227	1,383,922
Current portion of long-term debt	1,769,768	1,447,895
Current portion of capital lease obligations	143,362	286,524
Income tax payable	19,919	-
Due to related parties	14,995	-
Other current liabilities	144,705	33,316

Total current liabilities	4,323,755	3,915,692

Long-term Liabilities
Long-term debt, less current portion	2,725,720	4,115,227
Capital lease obligations, less current portion	309,410	561,399
Deferred income taxes	31,514	-

Total long-term liabilities	3,066,644	4,676,626

Total liabilities	7,390,399	8,592,318

Owners' Equity
American Plant Servies, LLC members' equity	503,214	543,050
Noncontrolling interest in consolidated subsidiary	15,397	-

Total owners' equity	518,611	543,050

TOTAL LIABILITIES AND
OWNERS' EQUITY	$7,909,010	$9,135,368

See Accompanying Notes

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2010 (CONSOLIDATED)
AND 2009 (UNCONSOLIDATED)

	2010	2009

Sales	$11,503,132	$8,756,904

Cost of Sales	7,664,481	6,184,415

Gross Profit	3,838,651	2,572,489

Operating Expenses	2,740,178	1,883,087

Income From Operations	1,098,473	689,402

Other Income (Expense)
Miscellaneous income (expense)	24,362	(4,377)
Interest expense	(651,743)	(704,846)
Gain (loss) on sale of equipment	5,762	(1,223)

Total other income (expense)	(621,619)	(710,446)

Income (loss) before provision for income taxes	476,854	(21,044)

Provision for Income Taxes	51,433	-

Net Income (Loss)	425,421	(21,044)

Non-controlling Interest	(10,985)	-

Net Income (Loss) Attributable to American Plant
Services, LLC.	$414,436	$(21,044)

See Accompanying Notes

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
STATEMENTS OF CHANGES IN OWNERS’ EQUITY
 FOR THE YEARS ENDED DECEMBER 31, 2010 (CONSOLIDATED)
AND 2009 (UNCONSOLIDATED)

	Members' Equity	Non-Controlling Interest

Balance, December 31, 2008	$814,556	$-

Net income (loss)	(21,044)	-
Distributions	(250,462)	-

Balance, December 31, 2009	$543,050	$-

Non-controlling interest at
acquisition date	-	4,412
Net income (loss)	414,436	10,985
Distributions	(454,272)	-

Balance, December 31, 2010	$503,214	$15,397

See Accompanying Notes

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2010 (CONSOLIDATED)
AND 2009 (UNCONSOLIDATED)

	2010	2009
Cash Flows From Operating Activities
Net income (loss)	$425,421	$(21,044)
Adjustments to reconcile net income (loss) to
cash provided by operating activities:
Depreciation	1,333,936	1,395,711
Amortization	9,028	6,118
Provision for bad debts	30,594	34,457
(Gain) loss on sale of equipment	(5,762)	1,223
Provision for deferred income taxes	31,514	-
(Increase) decrease in:
Accounts receivable	326,355	(922,145)
Prepaid expenses	(5,777)
Other current assets	793	3,108
Other assets	9,117	-
Increase (decrease) in:
Accounts payable and accrued expense	71,071	393,125
Due to related parties		-
Income tax payable	19,919	-
Other current liabilities	111,389	(2,757)

Net cash provided by operating activities	2,357,598	887,796

Cash Flows From Investing Activities
Proceeds from sale of fixed assets	29,322	190,517
Note receivable collection	-	57,500
Purchase of subsidiary, net of $2,910 cash acquired	(22,090)	-
Purchases of property and equipment	(116,645)	(53,095)

Net cash (used) provided by investing activities	(109,413)	194,922

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2010 (CONSOLIDATED)
AND 2009 (UNCONSOLIDATED)

	2010	2009
Cash Flows From Financing Activities
Increase (decrease) in notes payable	(33,695)	703,480
Repayments on long-term debt	(1,357,394)	(1,103,763)
Repayments on capital lease obligations	(395,151)	(432,129)
Loan costs paid	-	(1,272)
Distributions to members	(454,272)	(250,462)

Net cash used in financing activities	(2,240,512)	(1,084,146)

Net increase (decrease) in cash	7,673	(1,428)

Cash, beginning of year	9,421	10,849

Cash, end of year	$17,094	$9,421

See Accompanying Notes

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2010 (CONSOLIDATED) AND 2009 (UNCONSOLIDATED)

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

American Plant Services, LLC (“the Company”) was founded in 2002 and is a limited liability company under the laws of the State of Alabama, with its headquarters in Birmingham, Alabama.  The Company performs industrial cleaning services and plant maintenance for industrial and manufacturing facilities primarily in the automotive, tire manufacturing, steel and foundry, and electric utility industries. The Company operates primarily within the southeastern United States, with regional offices in Sylacuaga, Alabama, Rockmart, Georgia, Carlin, Nevada and Toledo, Ohio.

The Company has one subsidiary, Mobile Fluid Recovery Inc. (“MFR”). The Company acquired eighty-five percent of the outstanding stock of MFR on July 1, 2010.  MFR provides solvent rag and absorbent recycling services to various industries that want to minimize or eliminate waste using a patent protected process for recovering oil-based fluids from sorbent articles containing oil-based fluids.

Principles of Consolidation

The accompanying financial statements include the accounts of the Company and its majority-owned subsidiary at December 31, 2010.  All significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Revenue Recognition

The Company’s revenue is generated from cleaning services provided and equipment usage charges for the use of specialized equipment.  The Company recognizes revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 605 guidance on revenue recognition. Revenue is recognized when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.  The Company’s revenue is generated from services provided and revenue is recognized when the services have been completed and rendered thus earned and collection of the resulting receivable is reasonably assured.

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2010 (CONSOLIDATED) AND 2009 (UNCONSOLIDATED)

Cash and Cash Equivalents

The Company considers all highly-liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

The Company maintains cash and reserves with financial institutions. Cash balances are insured by the Federal Deposit Insurance Corporation up to $250,000 in each financial institution. At times, these balances may exceed the federal insurance limits; however, the Company has not experienced any losses with respect to its bank balances in excess of government provided insurance. Management believes that no significant concentration of credit risk exists with respect to these balances at December 31, 2010 and 2009.

Accounts Receivable and Allowance for Doubtful Accounts

Trade Receivables are non-interest bearing, uncollateralized customer obligations and are stated at the amounts billed to customers. The preparation of financial statements requires management to make estimates and assumptions relating to the collectivity of accounts receivable. Management specifically analyzes historical bad debts, customer credit worthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. The allowance for doubtful accounts at December 31, 2010 and 2009 was $25,000 and $0, respectively.

Three customers accounted for approximately 27%, 12% and 11% of accounts receivable as of December 31, 2010.  Four customers accounted for approximately 21%, 19%, 16% and 15% of accounts receivable as of December 31, 2009.

Intangible Assets

Intangible assets consist of patents assigned upon the acquisition of majority interest in the consolidated subsidiary.  The cost of the patents is based on the estimated fair market value as of the date of the acquisition, July 1, 2010.  These intangible assets have finite lives of twenty years and are amortized over their remaining useful lives at date of acquisition, which range from approximately 7 ½ years to 11 years.  No impairment losses have been recognized during the year ended December 31, 2010.

In developing assumptions about the renewal or extension used to determine the useful life of intangible assets, the Company first considers its own historical experience in renewing or extending similar arrangements.  These assumptions are adjusted for entity-specific factors.  In the absence of that experience, the Company considers the assumptions that market participants would use about renewal or extension, adjusted for entity-specific factors.

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2010 (CONSOLIDATED) AND 2009 (UNCONSOLIDATED)

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. The Company computes depreciation and amortization using the straight-line method over the estimated useful lives of the assets acquired as follows:

Building	39 years
Computer equipment	3 - 5 years
Furniture and fixtures	5 - 7 years
Machinery and equipment	5 - 10 years
Trucks and automobiles	5 years

When assets are retired or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is reflected in the consolidated statements of operations.  Repairs and maintenance that do not extend the useful lives of the related assets are expensed as incurred.  Depreciation expense for the years ended December 31, 2010 and 2009, was $1,333,936 and $1,395,711, respectively.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets” (ASB ASC 360-10), the Company reviews the carrying values of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the fair value is less than the carrying amount of the asset, an impairment loss is recognized for the difference. No impairment loss has been recognized during the years ended December 31, 2010 and 2009.

Loan Costs

Loan costs are being amortized over the life of the related loan on a straight-line basis.  Accounting principles generally accepted in the United States of America require that the effective yield method be used to amortize financing costs; however, the effect of using the straight-line method is not materially different from the results that would have been obtained under the effective yield method.  Amortization expense for the years ended December 31, 2010 and 2009 were $5,266 and $6,118, respectively.  Estimated future amortization expense related to loan costs for the years ending December 31, 2011 through 2017 range from $5,577 to $1,204 annually.

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2010 (CONSOLIDATED) AND 2009 (UNCONSOLIDATED)

Advertising Costs

The Company has adopted the policy of expensing advertising costs to operations as they are incurred. Advertising costs were $2,107 and $2,054 for the years ended December 31, 2010 and 2009, respectively.

Presentation of Sales Tax

The Company operates in various states and counties where a sales tax is imposed on sales to non-exempt customers.  The Company collects the sales tax from customers and remits the entire amount to the appropriate taxing authority.  The Company’s accounting policy is to exclude the tax collected and remitted to the appropriate taxing authority from sales and cost of sales.

Income Taxes

The Company is organized as a limited liability company under the laws of the State of Alabama.  The Company is not a taxpaying entity for federal and state income tax purposes.  The elements of income and expense flow through and are taxed to the members on their respective tax returns.

The subsidiary had elected under the provisions of the Internal Revenue Code to be taxed as an “S” Corporation.  This election was terminated effective July 1, 2010.  The subsidiary utilizes the modified accelerated cost recovery system (MACRS) and special expensing deductions allowed by the Internal Revenue Code to provide for depreciation of property and equipment for income tax purposes.  This method differs from the method used for financial statement purposes.

The effects of this and other temporary differences are reported in the financial statements as deferred income taxes, when applicable, which are classified as current or noncurrent depending on the financial statement classification of the related asset or liability giving rise to the deferred income tax.  A deferred income tax asset or liability that is not related to a financial statement asset or liability is classified according to the expected reversal date of the temporary difference.  Deferred income tax assets and liabilities are reported in one net current and one net long-term amount, as applicable.

In September 2009, the FASB issued Accounting Standard Update 2009-06, Income Taxes (Topic 740) – Implementation Guidance on Accounting for Uncertainty in Income Taxes and Disclosure Amendments for Nonpublic Entities. These amendments clarify that management’s determination of the taxable status of the entity, including its status as a pass-through entity or tax-exempt not-for-profit entity, is a tax position subject to the standards required for accounting for uncertainty in income taxes as discussed in Topic 740 (“ASC 740”).  In addition, the amendments require the reporting entity to consider the tax positions of all entities within a related group of entities regardless of the tax position of the reporting entity; and, clarify the determination of attribution for income taxes paid by the entity as being attributable to either the owner of the entity or the entity itself. The amendments also eliminated for nonpublic entities certain disclosures otherwise required by ASC 740.  For those entities which deferred earlier application of ASC 740, the effective date of these amendments is for fiscal years beginning after December 15, 2008.  The Company previously deferred early application, and as a result, applied the above provisions to its 2009 financial statements in accordance with the aforementioned effective date.

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2010 (CONSOLIDATED) AND 2009 (UNCONSOLIDATED)

The Company files income tax returns in the U.S. federal jurisdiction, and various state jurisdictions.  The Company has no tax position at December 31, 2010 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the years ended December 31, 2010 and 2009. The Company had no accruals for interest and penalties at December 31, 2010 and 2009.

Retirement Plan

The Company has established a 401(k) plan for eligible employees.  The Company incurred related expenses of $11,052 and $12,609 during the years ended December 31, 2010 and 2009, respectively.

Business Combinations

Acquisitions of businesses are accounted for using the purchase method of accounting, and the financial statements include the results of the acquired operations from the respective dates they were acquired.

The purchase price of the acquired entities is allocated to the net assets acquired and liabilities assumed based on the estimated fair value at the dates of acquisition, with any excess of cost over the fair value of net assets acquired, including intangibles, recognized as goodwill. The balances included in the consolidated balance sheets related to recent acquisitions are based upon preliminary information and are subject to change when final asset and liability valuations are obtained. Material changes to the preliminary allocations are not anticipated by management.

Going Concern

These financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2010, the Company had current liabilities that exceeded current assets by $2,591,343. In addition, the Company is in default with regard to covenants related to certain of its debt obligations. At December 31, 2010, the Company received a waiver from the bank for non compliance of its financial covenants however there is no assurance that the bank will continue to waive its rights under the debt agreements in future periods. These conditions raise operating and liquidity concerns and substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty. The Company’s continued existence is dependent upon its ability to successfully secure additional sources of liquidity and obtain accommodating credit terms from vendors, note holders and other creditors. Should the Company be unable to renegotiate the terms and conditions on its debt obligations or is otherwise unable to pay its debt when due, the Company may incur materially higher interest and other expenses, and the debt holders could foreclose on their collateral and commence legal action against the Company to recover amounts due which ultimately could require the disposition of some or all of the Company’s assets. Any such action may require the Company to curtail or cease operations. To the extent that any excess cash is generated from operations, it has been, and will continue to be, used for the payment of debt and other trade obligations. Management believes that, based on the anticipated level of sales, and continued support through reasonable and accommodating credit terms from vendors, debt holders and other creditors, the Company can continue operating in the short-term.

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2010 (CONSOLIDATED) AND 2009 (UNCONSOLIDATED)

NOTE 2 - BUSINESS COMBINATION

On July 1, 2010, the Company acquired eighty-five percent of the outstanding stock of Mobile Fluid Recovery, Inc. (MFR).  MFR provides solvent rag and absorbent recycling services to various industries.  The Company paid $25,000 cash to the stockholders for 85% of the equity in the corporation and effectively assumed 85% of the outstanding liabilities in the amount of $111,770.  The total cost of the stock acquired was $136,770.

The purchase price has been pushed down to the subsidiary to reflect fair values of the assets under the purchase method, whereby the assets of the acquired corporation, including identifiable intangibles, were adjusted to their fair market value. The Company expects to benefit from the intangible assets acquired in this transaction and is amortizing the patents over their remaining statutory lives.

A reconciliation of the purchase price and the estimated fair values of the assets acquired and liabilities assumed is as follows:

Purchase price	$25,000
Liabilities assumed	111,770
$136,770

Allocation of purchase amount:
Cash	$2,910
Accounts receivable	5,915
Other assets	500
Property and equipment	81,746
Patents	69,835
160,906
Ownership Percentage	85%
$136,770

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2010 (CONSOLIDATED) AND 2009 (UNCONSOLIDATED)

NOTE 3 – NOTES PAYABLE

The Company has a line of credit agreement with Superior Bank with a maximum funding amount of $1,500,000 and a maturity date of May 29, 2011.  The line of credit is secured by accounts receivable, all general intangibles, deposit accounts, and certain life insurance policies of members.  The note is also personally guaranteed by two of the members.  Interest on the outstanding balance is payable monthly at the Wall Street Journal’s prime rate plus 1.00%, with an interest rate floor of 6.00%.  The interest rate was 4.25% at December 31, 2010.  As of December 31, 2010 and 2009, the outstanding balances were $1,350,227 and $1,383,922, respectively.

The line of credit agreement contains various loan covenants.   As of December 31, 2010, the Company was not in compliance with certain of the financial covenants primarily related to tangible net worth, debt to tangible net worth ratio, and fixed charge coverage ratio.  The Company has received a waiver from the bank related to these covenant violations.

NOTE 4 – LONG-TERM DEBT

Long-term debt consists of the following:

	2010	2009

Note payable to a commercial lender and the U.S. Small Business	$1,111,332	$1,255,604
Administration ("SBA") in which the SBA guaranteed 75% of the loan for $1,782,000, secured by real property, equipment with a book value of approximately $260,000 and guarantees of the members, payable in monthly installments of $21,493, including interest at the
Wall Street Journal's prime rate plus 2.75%, which was 6.00% at
December 31, 2010, maturing in January 2017

Note payable to a bank, secured by the personal guarantees of two	63,286	-
members, payable in monthly installments of $1,531, including interest at 5.50%, maturing in October 2014.

Notes payable to a finance company, secured by vehicles, with a book	376,280	328,008
value of approximately $386,900, payable in monthly installments ranging from $487 to $1,305, including interest ranging from 0.00%
to 8.99% with maturity dates varying through September 2015.

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2010 (CONSOLIDATED) AND 2009 (UNCONSOLIDATED)

	2010	2009

Notes payable to a finance company, secured by equipment, with a book	774,473	1,067,161
value of approximately $544,500, payable in monthly installments ranging from $1,060 to $15,679, including interest ranging from 6.39% to 8.23%, with maturity dates varying through August 2013.

Notes payable to a finance company, secured by equipment, with a book	179,451	229,031
value of approximately $126,900, payable in monthly installments ranging from $2,111 to $4,807, including interest of 16.65%, maturing in July 2013

Notes payable to a finance company, secured by equipment, with a book	209,852	289,444
value of approximately $308,800, payable in monthly installments of
$8,091, including interest of 6.95%, maturing in April 2013

Note payable to a finance company, secured by a vehicle, payable in	-	1,843
monthly installments of $620, including interest of 6.29%. The loan was repaid in March 2010.

Note payable to a finance company, secured by equipment, payable in	-	6,807
monthly installments of $211, including interest of 17.54%. The loan was repaid in July 2010.

Note payable to a finance company, secured by equipment, with a book	16,936	21,833
value of approximately $22,600, payable in monthly installments of $731, including interest of 17,42%, maturing in October 2013.

Note payable to a finance company, secured by equipment, with a book	1,763,878	2,363,391
value of approximately $1,570,600, payable in monthly installments of
$79,357, including interest of 11.10%, maturing in November 2012.
	4,495,488	5,563,122
Less current portion	1,769,768	1,447,895

	$2,725,720	$4,115,227

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2010 (CONSOLIDATED) AND 2009 (UNCONSOLIDATED)

Maturities of long-term debt for each of the next five years ending December 31, and in the aggregate thereafter, are shown below:

2011	$1,769,768
2012	1,519,726
2013	491,238
2014	246,902
2015	232,753
Thereafter	235,101
Total	$4,495,488

NOTE 5 – LEASES

Capital Leases

The Company is the lessee of heavy-duty trucks and tractors, office equipment and various items of cleaning equipment under capital leases.  The cost of the leased equipment is included with property and equipment, and the related liability is recorded at the present value of future lease payments, discounted at the imputed interest rate in the lease.

The following is an analysis of leased amounts included in property and equipment at December 31, 2010 and 2009:

	2010	2009
Machinery and equipment	$901,996	$901,996
Trucks and automobiles	323,488	323,488
Computer equipment	66,499	67,916
Less: Accumulated depreciation	(680,812)	(495,652)

Net Book Value	$611,171	$797,748

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2010 (CONSOLIDATED) AND 2009 (UNCONSOLIDATED)

Future minimum lease payments under the capital leases for each of the next three years ended December 31, 2010, are as follows:

2011	$226,077
2012	197,137
2013	94,747
517,961
Less: Amount representing interest	(65,189)

Present value of minimum lease payments	$452,772

The present value of net minimum lease payments is reflected in the accompanying balance sheets as current and long-term capital lease obligations.  The interest rates on the capital leases range from 8.29% to 17.68%.

Operating Leases

The Company leases an office facility for its Birmingham, Alabama location from a real estate provider.  Monthly payments were approximately $2,900 during the year ended 2010, with a lease expiration date of November 30, 2011.

The Company leases a facility for its Rockmart, Georgia location, which is currently on a month-to-month basis with payments totaling approximately $3,000 per month.  Subsequent to December 31, 2010, the Company entered into an agreement to lease the property for $3,600 per month, with a lease expiration date of February 1, 2013.

In August 2010, the Company entered into an agreement to lease its Carlin, Nevada facility.  Monthly payments were approximately $1,500 during the year ended 2010, with a lease expiration date of August 24, 2012.  On the first anniversary of the lease, payments will increase to $2,000 per month.

Until its agreement expired on November 30, 2010, the subsidiary leased a facility located in Warren, Michigan from a real estate provider.  Monthly payments were approximately $2,000 during the year ended 2010.

In December 2010, the subsidiary entered into a month-to-month agreement to lease warehouse space in Toledo, Ohio with a real estate provider for $1,500 per month.

Annual rental expense for all real property leased was approximately $87,000 and $36,000 for the years ended December 31, 2010 and 2009, respectively.

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2010 (CONSOLIDATED) AND 2009 (UNCONSOLIDATED)

Future minimum payments, by year and in the aggregate, under all noncancelable operating leases, with initial or remaining terms of one year or more, are approximately as follows at December 31, 2010:

2011	$91,500
2012	59,200
2013	3,600
2014	-
2015	-
Total	$154,300

NOTE 6 – RELATED PARTY TRANSACTIONS

Guaranteed payments to members that are intended as compensation for services rendered are accounted for as Company expenses rather than as allocations of Company net income.  For the years ended December 31, 2010 and 2009, the Company made guaranteed payments to members totaling $213,288 and $101,669, respectively.

The subsidiary has a note payable to a stockholder of the subsidiary in the amount of $14,995 at December 31, 2010.  The note accrues interest at 8.00% and matures in 2012.  The note is guaranteed by the Company and its owners.

NOTE 7 – INCOME TAXES

The provision for income taxes for the years ended December 31, 2010 and 2009, consists of the following:

	2010	2009
Current:
Federal	$15,434	$-
State	4,485	-
	19,919	-

Deferred	31,514	-

Totals	$51,433	$-

The subsidiary accounts for income taxes in accordance with generally accepted accounting principles, whereby deferred income taxes are provided on temporary differences arising from assets and liabilities whose bases are different for financial reporting and income tax purposes.

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2010 (CONSOLIDATED) AND 2009 (UNCONSOLIDATED)

Temporary differences giving rise to the deferred tax liability are primarily related to the values assigned to assets as a result of the business combination.  The details of deferred income tax liabilities are set forth below:

	2010	2009

Property and equipment	$18,299	$-
Patents	13,215	-
Totals	$31,514	$-

NOTE 8 - INTANGIBLE ASSETS

In connection with the acquisition disclosed in Note 2, the Company acquired 2 patents.  The first, filed January 27, 1998, is for a portable system for recovering oil-based fluids from sorbent articles containing oil-based fluids.  The second, filed June 14, 2001, relates to a method for rendering waste sorbent material recyclable.  The fair market value of the patents of $69,835 was determined by reference to the total purchase price and by discounting estimated future cash flows over the remaining statutory lives of the patents.  Amortization expense for 2010 was $3,762, and net carrying value at December 31, 2010, was $66,073.  The estimated future amortization expense for the next five years is $7,524 per year.

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2010 (CONSOLIDATED) AND 2009 (UNCONSOLIDATED)

NOTE 9 – FAIR VALUE MEASUREMENTS

The authoritative guidance for fair value measurements defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or the most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact, and (iv) willing to transact. The guidance describes a fair value hierarchy based on the levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1– Quoted prices in active markets for identical assets or liabilities.

Level 2– Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or corroborated by observable market data or substantially the full term of the assets or liabilities.

Level 3– Unobservable inputs that are supported by little or no market activity and that are significant to the value of the assets or liabilities.

The Company’s financial instruments include cash and equivalents, accounts receivable, other current assets, accounts payable, accrued expenses, and long-term debt. All these items, were determined to be Level 1 fair value measurements.

The carrying amounts of cash and equivalents, accounts receivable, other current assets, accounts payable, accrued expenses  approximates fair value because of the short maturity of these instruments. The recorded value of long-term debt approximates its fair value as the terms and rates approximate market rates.

The Company has determined it has no Level 2 fair value.

The Company has determined the intangible assets to be a level 3 fair value measurement. See note 7 for details.

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2010 (CONSOLIDATED) AND 2009 (UNCONSOLIDATED)

NOTE 10 – SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION AND SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES

	2010	2009

Cash paid during the year for interest	$651,743	$704,846

Equipment acquired through long-term debt	$218,934	$-

	2010	2009
Acquisition of Mobile Fluid Recovery, Inc.
Accounts receivable	$5,915	$-
Prepaid expense	500	-
Property and equipment	81,746
Patents	69,835	-
Accounts payable	(45,673)
Due to related parties	(14,995)
Lont-term debt assumed	(70,826)	-
Non-controlling interest	(4,412)
	$22,090	$-

NOTE 11 – COMMITMENTS AND CONTINGENCIES

The Company is involved in certain litigation and claims arising in the normal course of business.  In the opinion of management, the resolution of these matters will not have a material adverse effect on the financial position or results of operations of the Company.  The Company is involved in one case that has been tried and is awaiting a ruling from the court.  This case could result in a judgment from $0, if ruling is in favor of the Company, and up to $80,000, if ruling is in favor of the other party.  Company’s management has determined that the amount of restitution cannot be reasonably estimated and any estimate would be so uncertain as to impair the integrity of these financial statements.  Per FASB ASC 450-20-25, recognition of a contingency loss may only be made if the event is (1) probable and (2) the amount of the loss can be reasonably estimated. Since the amount cannot be reasonably estimated, no accrual for this contingent loss has been made to these financial statements.

NOTE 12 –   CONCENTRATION IN SALES AND ACCOUNTS RECEIVABLE

For the year ended December 31, 2010, the Company has two customers which represent approximately 28% of the net sales and for the year ended December 31, 2009, the Company had three customers that represented approximately 41% of the net sales. These customers also accounted for 41% and 37% of the trade account receivable as of December 31, 2010 and 2009 respectively.

NOTE 13 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through March 4, 2011, the date which the financial statements were available to be issued.

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2011 AND DECEMBER 31, 2010

ASSETS
	As of June 30, 2010	As of December 31, 2010
	(unaudited)	(audited)
Current Assets
Cash	$53,124	$17,094
Accounts receivable, net of allowance for doubtful
accounts of $25,000 for June 30,2011 and
December 31, 2010	1,422,134	1,709,041
Prepaid expenses	155,489	6,277
Other current assets	26,051	-

Total current assets	1,656,798	1,732,412

Property and Equipment
Building	151,534	151,534
Land	38,000	38,000
Computer equipment	123,014	123,014
Furniture and fixtures	77,126	77,126
Machinery and equipment	10,365,440	10,295,550
Trucks and automobiles	1,381,736	1,406,238
	12,136,850	12,091,462
Less: Accumulated depreciation	(6,639,376)	(6,020,375)

Property and equipment, net	5,497,474	6,071,087

Other Assets
Loan costs, net of accumulated amortization	34,570	34,453
Patents, net of accumulated amortization of
$7,524 for June 30, 2011 and $3,762 for
December 31, 2010	62,311	66,073
Other assets	4,985	4,985

Total other assets	101,866	105,511

TOTAL ASSETS	$7,256,138	$7,909,010

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS-CONTINUED
AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

LIABILITIES AND OWNERS' EQUITY

	As of June 30, 2010	As of December 31, 2010
	(unaudited)	(audited)
Current Liabilities
Accounts payable and accrued expenses	$1,508,247	$880,779
Note payable	1,458,096	1,350,227
Current portion of long-term debt	4,018,711	1,769,768
Current portion of capital lease obligations	376,957	143,362
Income tax payable	19,919	19,919
Due to related parties	14,995	14,995
Lawsuit judgement	72,000	-
Other current liabilities	140,349	144,705

Total current liabilities	7,609,274	4,323,755

Long-term Liabilities
Long-term debt, less current portion	39,924	2,725,720
Capital lease obligations, less current portion	-	309,410
Deferred income taxes	31,514	31,514

Total long-term liabilities	71,438	3,066,644

Total liabilities	7,680,712	7,390,399

Owners' Equity
American Plant Servies, LLC members' equity	(431,802)	503,214
Noncontrolling interest in consolidated subsidiary	7,228	15,397

Total owners' equity	(424,574)	518,611

TOTAL LIABILITIES AND
OWNERS' EQUITY	$7,256,138	$7,909,010

See Accompanying Notes

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDING JUNE 30, 2011 (CONSOLIDATED)
AND 2010 (UNCONSOLIDATED)
	Six Months Ending June 30,
	2011	2010
	(unaudited)	(unaudited)

Sales	$4,664,694	$6,080,090

Cost of Sales	4,245,649	4,508,522

Gross Profit	419,045	1,571,568

Operating Expenses	991,909	501,613

Income From Operations	(572,864)	1,069,955

Other Income (Expense)
Miscellaneous income (expense)	(56,879)	43,031
Interest expense	(139,111)	(350,905)
Gain (loss) on sale of equipment	-	5,762

Total other income (expense)	(195,990)	(302,112)

Income (loss) before provision for income taxes	(768,854)	767,843

Provision for Income Taxes	-	-

Net Income (Loss)	(768,854)	767,843

Non-controlling Interest	8,169	-

Net Income (Loss) Attributable to American Plant
Services, LLC.	$(760,685)	$767,843

See Accompanying Notes

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN OWNERS EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2010 (UNAUDITED) AND
THE YEAR ENDED DECEMBER 31, 2010 (AUDITED)

	Members' Equity	Non-Controlling Interest

Balance, December 31, 2009	$543,050	$-

Non-controlling interest at
acquisition date	-	4,412
Net income (loss)	414,436	10,985
Distributions	(454,272)	-

Balance, December 31, 2010	$503,214	$15,397

Net income (loss)	(760,685)	(8,169)
Distributions	(174,331)

Balance, June 30, 2011	$(431,802)	$7,228

See Accompanying Notes

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE SIX MONTHS ENDING JUNE 30, 2011 AND 2010
	Six Months Ending June 30,
	2011	2010
Cash Flows From Operating Activities
Net income (loss)	$(768,854)	$767,843
Adjustments to reconcile net income (loss) to
cash provided by operating activities:
Depreciation	619,001	606,531
Amortization	3,645	-
(Increase) decrease in:
Accounts receivable	286,907	173,686
Prepaid expenses	(149,212)	(57,193)
Other current assets	(26,051)	(66,816)
Other assets	-	(4,985)
Increase (decrease) in:
Accounts payable and accrued expense	627,468	(212,415)
Lawsuit judgement	72,000	-
Other current liabilities	(4,356)	47,869

Net cash provided by operating activities	660,548	1,254,520

Cash Flows From Investing Activities
Proceeds from sale of fixed assets	-	4,449
Purchases of property and equipment	(45,388)	-

Net cash (used) provided by investing activities	(45,388)	4,449

Cash Flows From Financing Activities
Increase (decrease) in notes payable	107,869	(156,363)
Repayments on long-term debt	(436,853)	(731,684)
Repayments on capital lease obligations	(75,815)	(149,865)
Distributions to members	(174,331)	(211,226)

Net cash used in financing activities	(579,130)	(1,249,138)

Net increase (decrease) in cash	36,030	9,831

Cash, beginning of year	17,094	9,421

Cash, as of June 30, 2011 and 2010	$53,124	$19,252

See Accompanying Notes

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS- CONTINUED

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

American Plant Services, LLC (“the Company”) was founded in 2002 and is a limited liability company under the laws of the State of Alabama, with its headquarters in Birmingham, Alabama.  The Company performs industrial cleaning services and plant maintenance for industrial and manufacturing facilities primarily in the automotive, tire manufacturing, steel and foundry, and electric utility industries. The Company operates primarily within the southeastern United States, with regional offices in Sylacuaga, Alabama, Rockmart, Georgia, Carlin, Nevada and Toledo, Ohio.

The Company has one subsidiary, Mobile Fluid Recovery Inc. (“MFR”). The Company acquired eighty-five percent of the outstanding stock of MFR on July 1, 2010.  MFR provides solvent rag and absorbent recycling services to various industries that want to minimize or eliminate waste using a patent protected process for recovering oil-based fluids from sorbent articles containing oil-based fluids.

Principles of Consolidation

The accompanying financial statements include the accounts of the Company and its majority-owned subsidiary Mobile Fluid Recovery, Inc. All significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. In August 2011, the Company decided to cease operations in its American Plant Services business unit and to liquidate that portion of the business in order to focus its attention on its Mobile Fluid Recovery business unit.  The Company is now attempting to settle its liabilities for the American Plant Services business unit in an orderly fashion.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot complete an orderly liquidation.

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS- CONTINUED

Revenue Recognition

The Company’s revenue is generated from cleaning services provided and equipment usage charges for the use of specialized equipment.  The Company recognizes revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 605 guidance on revenue recognition. Revenue is recognized when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.  The Company’s revenue is generated from services provided and revenue is recognized when the services have been completed and rendered thus earned and collection of the resulting receivable is reasonably assured.

Cash and Cash Equivalents

The Company considers all highly-liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

The Company maintains cash and reserves with financial institutions. Cash balances are insured by the Federal Deposit Insurance Corporation up to $250,000 in each financial institution. At times, these balances may exceed the federal insurance limits; however, the Company has not experienced any losses with respect to its bank balances in excess of government provided insurance. Management believes that no significant concentration of credit risk exists with respect to these balances at June 30, 2011 and December 31, 2010.

Accounts Receivable and Allowance for Doubtful Accounts

Trade Receivables are non-interest bearing, uncollateralized customer obligations and are stated at the amounts billed to customers. The preparation of financial statements requires management to make estimates and assumptions relating to the collectivity of accounts receivable. Management specifically analyzes historical bad debts, customer credit worthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. The allowance for doubtful accounts at June 30, 2011 and December 31, 2010 was $25,000.

Intangible Assets

Intangible assets consist of patents assigned upon the acquisition of majority interest in the consolidated subsidiary.  The cost of the patents is based on the estimated fair market value as of the date of the acquisition, July 1, 2010.  These intangible assets have finite lives of twenty years and are amortized over their remaining useful lives at date of acquisition, which range from approximately 7 ½ years to 11 years.  No impairment losses have been recognized during the six months ended June 30, 2011 and the year ended December 31, 2010.

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS- CONTINUED

Intangible Assets (Continued)

In developing assumptions about the renewal or extension used to determine the useful life of intangible assets, the Company first considers its own historical experience in renewing or extending similar arrangements.  These assumptions are adjusted for entity-specific factors.  In the absence of that experience, the Company considers the assumptions that market participants would use about renewal or extension, adjusted for entity-specific factors.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. The Company computes depreciation and amortization using the straight-line method over the estimated useful lives of the assets acquired as follows:

Building	39 years
Computer equipment	3 - 5 years
Furniture and fixtures	5 - 7 years
Machinery and equipment	5 - 10 years
Trucks and automobiles	5 years

When assets are retired or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is reflected in the consolidated statements of operations.  Repairs and maintenance that do not extend the useful lives of the related assets are expensed as incurred.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets” (ASB ASC 360-10), the Company reviews the carrying values of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the fair value is less than the carrying amount of the asset, an impairment loss is recognized for the difference. No impairment loss has been recognized during the six months ended June 30, 2011 and the year ended December 31, 2010.

Loan Costs

Loan costs are being amortized over the life of the related loan on a straight-line basis.  Accounting principles generally accepted in the United States of America require that the effective yield method be used to amortize financing costs; however, the effect of using the straight-line method is not materially different from the results that would have been obtained under the effective yield method.  Amortization expense for the six months ended June 30, 2011 and the year ended December 31, 2010 were $2,600 and $5,226, respectively.  Estimated future amortization expense related to loan costs for the years ending December 31, 2011 through 2017 range from $5,577 to $1,204 annually.

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS- CONTINUED

Advertising Costs

The Company has adopted the policy of expensing advertising costs to operations as they are incurred. Advertising costs were $1,268 and $2,107 for the six months ended June 30, 2011 and the year ended December 31, 2010, respectively.

Presentation of Sales Tax

The Company operates in various states and counties where a sales tax is imposed on sales to non-exempt customers.  The Company collects the sales tax from customers and remits the entire amount to the appropriate taxing authority.  The Company’s accounting policy is to exclude the tax collected and remitted to the appropriate taxing authority from sales and cost of sales.

Income Taxes

The Company is organized as a limited liability company under the laws of the State of Alabama.  The Company is not a taxpaying entity for federal and state income tax purposes.  The elements of income and expense flow through and are taxed to the members on their respective tax returns.

The subsidiary had elected under the provisions of the Internal Revenue Code to be taxed as an “S” Corporation.  This election was terminated effective July 1, 2010.  The subsidiary utilizes the modified accelerated cost recovery system (MACRS) and special expensing deductions allowed by the Internal Revenue Code to provide for depreciation of property and equipment for income tax purposes.  This method differs from the method used for financial statement purposes.

The effects of this and other temporary differences are reported in the financial statements as deferred income taxes, when applicable, which are classified as current or noncurrent depending on the financial statement classification of the related asset or liability giving rise to the deferred income tax.  A deferred income tax asset or liability that is not related to a financial statement asset or liability is classified according to the expected reversal date of the temporary difference.  Deferred income tax assets and liabilities are reported in one net current and one net long-term amount, as applicable.

In September 2009, the FASB issued Accounting Standard Update 2009-06, Income Taxes (Topic 740) – Implementation Guidance on Accounting for Uncertainty in Income Taxes and Disclosure Amendments for Nonpublic Entities. These amendments clarify that management’s determination of the taxable status of the entity, including its status as a pass-through entity or tax-exempt not-for-profit entity, is a tax position subject to the standards required for accounting for uncertainty in income taxes as discussed in Topic 740 (“ASC 740”).  In addition, the amendments require the reporting entity to consider the tax positions of all entities within a related group of entities regardless of the tax position of the reporting entity; and, clarify the determination of attribution for income taxes paid by the entity as being attributable to either the owner of the entity or the entity itself. The amendments also eliminated for nonpublic entities certain disclosures otherwise required by ASC 740.  For those entities which deferred earlier application of ASC 740, the effective date of these amendments is for fiscal years beginning after December 15, 2008.  The Company previously deferred early application, and as a result, applied the above provisions to its 2009 financial statements in accordance with the aforementioned effective date.

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS- CONTINUED

Income Taxes (Continued)

The Company files income tax returns in the U.S. federal jurisdiction, and various state jurisdictions.  The Company has no tax position at December 31, 2010 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the six months ended June 30, 2011 and the year ended December 31, 2010. The Company had no accruals for interest and penalties at June 30, 2011 and December 31, 2010.

Retirement Plan

The Company has established a 401(k) plan for eligible employees.  The Company incurred related expenses of $1,948 and $11,052 during the six months ended June 30, 2011 and the year ended December 31, 2010, respectively.

Business Combinations

Acquisitions of businesses are accounted for using the purchase method of accounting, and the financial statements include the results of the acquired operations from the respective dates they were acquired.

The purchase price of the acquired entities is allocated to the net assets acquired and liabilities assumed based on the estimated fair value at the dates of acquisition, with any excess of cost over the fair value of net assets acquired, including intangibles, recognized as goodwill. The balances included in the consolidated balance sheets related to recent acquisitions are based upon preliminary information and are subject to change when final asset and liability valuations are obtained. Material changes to the preliminary allocations are not anticipated by management.

NOTE 2 - BUSINESS COMBINATION

On July 1, 2010, the Company acquired eighty-five percent of the outstanding stock of Mobile Fluid Recovery, Inc. (MFR).  MFR provides solvent rag and absorbent recycling services to various industries.  The Company paid $25,000 cash to the stockholders for 85% of the equity in the corporation and effectively assumed 85% of the outstanding liabilities in the amount of $111,770.  The total cost of the stock acquired was $136,770.

The purchase price has been pushed down to the subsidiary to reflect fair values of the assets under the purchase method, whereby the assets of the acquired corporation, including identifiable intangibles, were adjusted to their fair market value. The Company expects to benefit from the intangible assets acquired in this transaction and is amortizing the patents over their remaining statutory lives.

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS- CONTINUED

NOTE 2 - BUSINESS COMBINATION (Continued)

A reconciliation of the purchase price and the estimated fair values of the assets acquired and liabilities assumed is as follows:

Purchase price	$25,000
Liabilities assumed	111,770
$136,770

Allocation of purchase amount:
Cash	$2,910
Accounts receivable	5,915
Other assets	500
Property and equipment	81,746
Patents	69,835
160,906
Ownership Percentage	85%
$136,770

NOTE 3 – NOTES PAYABLE

The Company has a line of credit agreement with Superior Bank with a maximum funding amount of $1,500,000 and a maturity date of May 29, 2011.  The line of credit is secured by accounts receivable, all general intangibles, deposit accounts, and certain life insurance policies of members.  The note is also personally guaranteed by two of the members.  Interest on the outstanding balance is payable monthly at the Wall Street Journal’s prime rate plus 1.00%, with an interest rate floor of 6.00%.  The interest rate was 4.25% at June 30, 2011.  As of June 30, 2011 and December 31, 2010, the outstanding balances were $1,458,096 and $1,350,227, respectively.

The line of credit agreement contains various loan covenants.   As of June 30, 2011, the Company was not in compliance with certain of the financial covenants primarily related to tangible net worth, debt to tangible net worth ratio, and fixed charge coverage ratio.  The Bank has declared the loan in default and has initiated collection and legal efforts to collect the funds owed by the Company.

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS- CONTINUED

NOTE 4 - LONG TERM DEBT

Long-term debt consists of the following:

	June 30, 2011	December 31, 2010

Note payable to a commercial lender and the U.S. Small Business	$1,075,211	$1,111,332
Administration ("SBA") in which the SBA guaranteed 75% of the loan for $1,782,000, secured by real property, equipment with a book value of approximately $260,000 and guarantees of the members, payable in monthly installments of $21,493, including interest at the
Wall Street Journal's prime rate plus 2.75%, which was 6.00% at
June 30, 2011 and December 31, 2010. As of the current date
the lender has declared the loan in default, and the Company is working with the lender to reach an accommodation.

Note payable to a bank, secured by the personal guarantees of two	55,201	63,286
members, payable in monthly installments of $1,531, including interest at 5.50%, maturing in October 2014.

Notes payable to a finance company, secured by vehicles, with a book	318,328	376,280
value of approximately $386,900, payable in monthly installments ranging from $487 to $1,305, including interest ranging from 0.00%
to 8.99% with maturity dates varying through September 2015.
As of the current date the lender has declared the loans in default, and the Company is working with the lender to reach an accommodation.

Notes payable to a finance company, secured by equipment, with a	700,088	774,473
book value of approximately $544,500, payable in monthly installments ranging from $1,060 to $15,679, including interest ranging from
6.39% to 8.23%, with maturity dates varying through August 2013.
As of the current date the lender has declared the loans in default, and the Company is working with the lender to reach an accommodation.

Notes payable to a finance company, secured by equipment, with a	146,619	179,451
book value of approximately $126,900, payable in monthly installments ranging from $2,111 to $4,807, including interest of 16.65%, maturing in in July 2013.As of the current date the lender has declared the loans in default, and the Company is working with the lender to reach an accommodation.

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NOTES TO FINANCIAL STATEMENTS- CONTINUED

NOTE 4 - LONG TERM DEBT (Continued)

	June 30, 2011	December 31, 2010

Notes payable to a finance company, secured by equipment, with a book	196,089	209,852
value of approximately $308,800, payable in monthly installments of
$8,091, including interest of 6.95%, maturing in April 2013
As of the current date the lender has declared the loans in default, and the Company is working with the lender to reach an accommodation.

Note payable to a finance company, secured by equipment, with a book	15,297	16,936
value of approximately $22,600, payable in monthly installments of $731, including interest of 17,42%, maturing in October 2013.
As of the current date the lender has declared the loan in default, and the Company is working with the lender to reach an accommodation.

Note payable to a finance company, secured by equipment, with a book	1,551,802	1,763,878
value of approximately $1,570,600, payable in monthly installments of
$79,357, including interest of 11.10%, maturing in November 2012.
As of the current date the lender has declared the loan in default, and the Company is working with the lender to reach an
accommodation.
	4,058,635	4,495,488
Less current portion	4,018,711	1,769,768

Long-term debt	$39,924	$2,725,720

Maturities of long-term debt for each of the next five years ending December 31, are shown below:

2011	$4,018,711
2012	15,735
2013	16,600
2014	7,589
2015	-
Total	$4,058,635

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS- CONTINUED

NOTE 5 – LEASES

Capital Leases

The Company is the lessee of heavy-duty trucks and tractors, office equipment and various items of cleaning equipment under capital leases.  The cost of the leased equipment is included with property and equipment, and the related liability is recorded at the present value of future lease payments, discounted at the imputed interest rate in the lease.

The following is an analysis of leased amounts included in property and equipment at June 30, 2011 and December 31, 2010:

	June 30, 2011	December 31, 2010
Machinery and equipment	$901,996	$901,996
Trucks and automobiles	323,488	323,488
Computer equipment	66,499	66,499
Less: Accumulated depreciation	(770,812)	(680,812)

Net book Value	$521,171	$611,171

As of the current date all of the Lessors have declared the leases in default, the Company is working with the Lessors to reach an accommodation. Therefore, the future minimum lease payments under the capital leases, $376,957 are now due, and are reflected in the accompanying balance sheets as “Current portion of capital lease obligations.”

Operating Leases

The Company leases an office facility for its Birmingham, Alabama location from a real estate provider.  Monthly payments were approximately $2,900 during the year ended 2010, with a lease expiration date of November 30, 2011.

The Company leased a facility for its Rockmart, Georgia location, during 2010 the facility was currently on a month-to-month basis with payments totaling approximately $3,000 per month.  Subsequent to December 31, 2010, the Company entered into an agreement to lease the property for $3,600 per month, with a lease expiration date of February 1, 2013.   As of July 2011 the Company agreed with the Lessor to terminate the lease.

In August 2010, the Company entered into an agreement to lease its Carlin, Nevada facility.  Monthly payments were approximately $1,500 during the year ended 2010, with a lease expiration date of August 24, 2012. As of July, 2011 the Company agreed with the Lessor to terminate the lease.

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS- CONTINUED

NOTE 5 – LEASES (Continued)

Until its agreement expired on November 30, 2010, the subsidiary leased a facility located in Warren, Michigan from a real estate provider.  Monthly payments were approximately $2,000 during the year ended 2010.

In December 2010, the subsidiary entered into a month-to-month agreement to lease warehouse space in Toledo, Ohio with a real estate provider for $1,500 per month.

Rental expense for all real property leased was approximately $57,000 for the six months ending June 30, 2011 and approximately $87,000 year ended December 31, 2010..

NOTE 6 – RELATED PARTY TRANSACTIONS

Guaranteed payments to members that are intended as compensation for services rendered are accounted for as Company expenses rather than as allocations of Company net income.  For the six months ended June 30, 2011 and the year ended December 31, 2010, the Company made guaranteed payments to members totaling $126,310 and $213,288, respectively.

The subsidiary has a note payable to a stockholder of the subsidiary in the amount of $14,995 at December 31, 2010.  The note accrues interest at 8.00% and matures in 2012.  The note is guaranteed by the Company and its owners.

NOTE 7 – INCOME TAXES

The provision for income taxes for the six months ended June 30, 2011 and the year ended December 31, 2010, consists of the following:

	June 30, 2011	December 31, 2010
Current:
Federal	$-	$15,434
State	-	4,485
	-	19,919

Deferred	-	31,514

Total	$-	$51,433

AMERICAN PLANT SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS- CONTINUED

NOTE 7 – INCOME TAXES (Continued)

The subsidiary accounts for income taxes in accordance with generally accepted accounting principles, whereby deferred income taxes are provided on temporary differences arising from assets and liabilities whose bases are different for financial reporting and income tax purposes.

Temporary differences giving rise to the deferred tax liability are primarily related to the values assigned to assets as a result of the business combination.  The details of deferred income tax liabilities are set forth below:

	June 30, 2011	December 31, 2010

Property and equipment	$-	$18,299
Patents	-	13,215

Totals	$-	$31,514
NOTE 8 - INTANGIBLE ASSETS

In connection with the acquisition disclosed in Note 2, the Company acquired 2 patents.  The first, filed January 27, 1998, is for a portable system for recovering oil-based fluids from sorbent articles containing oil-based fluids.  The second, filed June 14, 2001, relates to a method for rendering waste sorbent material recyclable.  The fair market value of the patents of $69,835 was determined by reference to the total purchase price and by discounting estimated future cash flows over the remaining statutory lives of the patents.  Amortization expense for the six months ending June 30, 2011, and the year ending December 31, 2011, were $3,762 and $3,762 respectively. The net carrying value at June 30, 2011 and December 31, 2010 were $62,311 and $66,073 respectively.  The estimated future amortization expense for the next five years is $7,524 per year.

NOTE 9 – FAIR VALUE MEASUREMENTS

The authoritative guidance for fair value measurements defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or the most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact, and (iv) willing to transact. The guidance describes a fair value hierarchy based on the levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1– Quoted prices in active markets for identical assets or liabilities.

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NOTES TO FINANCIAL STATEMENTS- CONTINUED

NOTE 9 – FAIR VALUE MEASUREMENTS (Continued)

Level 2– Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or corroborated by observable market data or substantially the full term of the assets or liabilities.

Level 3– Unobservable inputs that are supported by little or no market activity and that are significant to the value of the assets or liabilities.

The Company’s financial instruments include cash and equivalents, accounts receivable, other current assets, accounts payable, accrued expenses, and long-term debt. All these items, were determined to be Level 1 fair value measurements.

The carrying amounts of cash and equivalents, accounts receivable, other current assets, accounts payable, accrued expenses  approximates fair value because of the short maturity of these instruments. The recorded value of long-term debt approximates its fair value as the terms and rates approximate market rates.

The Company has determined it has no Level 2 fair value.

The Company has determined the intangible assets to be a level 3 fair value measurement. See note 7 for details.

NOTE 10 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through September 23, 2011, the date which the financial statements were available to be issued.

Acquisition by Arcis Resources Corporation

On July 15, 2011 Arcis Resources Corporation purchased all of the membership interest in American Plant Services, LLC and all of the capital stock of Mobile Fluid Recover that is not owned by American Plant Services, LLC.

In connection with the acquisition, Kenneth A. Flatt, Jr. issued to American Plant Services, LLC a promissory note in the amount of $4.0 million to APS.  The note bears interest at 3.5% per annum, with two percent of principal payable every three years and the balance due in fifteen years.